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                                                                 EXHIBIT 99.1

                                    PC QUOTE, INC.

SUBSCRIPTION CERTIFICATE NO.                             NUMBER OF RIGHTS:
                                                         CUSIP NO.___________

    THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE PC QUOTE, INC. PROSPECTUS DATED _____________, 1997 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM PC QUOTE, INC., THE SUBSCRIPTION AGENT AND THE INFORMATION AGENT.

    THIS CERTIFICATE OR A NOTICE OF GUARANTEED DELIVER MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY _____________, CHICAGO TIME, ON _____________ (SUCH DATE, SUBJECT TO EXTENSION AS PROVIDED IN THE PROSPECTUS, IS REFERRED TO IN THIS CERTIFICATE AS THE "EXPIRATION DATE").

    The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1; and may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2; Rights holders are advised to review the Prospectus and instructions (copies of which are available from PC Quote, Inc. and the Subscription Agent) before exercising or selling their Rights.

    IMPORTANT: Complete the appropriate FORM and if applicable, delivery instructions, and SIGN on reverse side.

SUBSCRIPTION PRICE $1.00 PER SHARE                          RIGHTS TO PURCHASE
                                                               COMMON STOCK OF
                                                                PC QUOTE, INC.

    The registered owner, or assigns, whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating thereto.

By:____________________________________________________________________________
           Jim R. Porter, Chairman of the Board and Chief Executive Officer

By:____________________________________________________________________________
                             Darlene E. Czaja, Secretary

                    THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE
       AND MAY BE COMBINED OR DIVIDED AT THE OFFICE OF THE SUBSCRIPTION AGENT.

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    RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR
TRANSFER LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THEY MAY NOT RECEIVE A NEW SUBSCRIPTION CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

Delivery:__________________________        Holder:____________________________

[SUBSCRIPTION AGENT]











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    FORM 1 - EXERCISE AND SUBSCRIPTION:  The undersigned hereby irrevocable exercises one or more Rights evidenced by this Certificate to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in this Prospectus, receipt of which is hereby acknowledged.

    (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege. (One Right equal one shares.)

              _____________X $_______ per share + $____________________
              (Number of shares - whole number only)

    (b) Number of shares subscribed for pursuant to the Oversubscription Privilege. (No shares may be subscribed for pursuant to the Oversubscription Privilege unless all of the Rights represented by this Subscription Certificate are fully exercised pursuant to the Basic Subscription Privilege)*

          _____________X $_______ per share + $_________________________
          (Number of shares - whole number only)

    (c) Total Subscription Price. (Add far right columns in a and b.) $_______________________

METHOD OF PAYMENT (CHECK ONE)

___      CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO

___      WIRE TRANSFER DIRECTLY TO _______________________, ACCOUNT NO.
         _____________, ABA NO. _____________

    (d) If the number of Rights being exercised pursuant to the Basic Subscription Privilege is less than all of the Rights represented by this Subscription Certificate (check only one):

___ DELIVER TO ME A NEW SUBSCRIPTION CERTIFICATE EVIDENCING THE REMAINING RIGHTS TO WHICH I AM ENTITLED.
___ DELIVER A NEW SUBSCRIPTION CERTIFICATE EVIDENCING THE REMAINING RIGHTS IN ACCORDANCE WITH MY FORM 2 INSTRUCTIONS (please include any required signature guarantees).
___ CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):________________________________________________


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Window Ticket Number (if any)_______________________________________________

Date of Execution of Notice of Guaranteed Delivery__________________________

Name of Institution which guaranteed delivery_______________________________

___  FORM 2     CHECK HERE TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE
     OR SOME OR ALL OF YOUR RIGHTS EVIDENCED HEREBY OR TO EXERCISE OF SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, __________ Rights represented by this Subscription Certificate are hereby assigned to (please print name and address and Taxpayer Identification No. of transferee in full:

Name___________________________________________________________________________


Address________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



Taxpayer Identification No.**__________________________________________________

_______________________________________________________________________________
                        Signature of Subscriber/Transferor***

*The number of Underlying Shares available to Holders pursuant to the Oversubscription Privilege may be limited in the Prospectus. If the number of Underlying Shares subscribed for exceeds the number of shares actually tendered to the subscriber, the portion of the Subscription Price tendered corresponding to those excess shares shall be returned to the subscriber, without interest, as soon as practicable after the Expiration Date.

**Social Security Number of individuals.

***For a Transfer, A Signature Guarantee must be provided by an Eligible Guarantor Institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934.








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